UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston,Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Vertex Energy, Inc. (the “Company”, “we”, or “us”) with the Securities and Exchange Commission on June 29, 2021, on June 29, 2021, the Company entered into an Asset Purchase Agreement (the “Sale Agreement”) with Vertex Energy Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”) and our direct or indirect subsidiaries, Vertex Refining LA, LLC (“Vertex LA”), Vertex Refining OH, LLC (“Vertex OH”), Cedar Marine Terminals, L.P. (“CMT”), H & H Oil, L.P. (“H&H”), and Vertex Recovery, L.P. (“Vertex LP”, and together with the Company, Vertex Operating, Vertex LA, Vertex OH, CMT and H&H, the “Company Parties”), and Safety-Kleen Systems, Inc. (“Safety-Kleen”).

Pursuant to the Sale Agreement, Safety-Kleen agreed to acquire the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex LA); our Heartland used oil refinery in Ohio (currently owned by Vertex OH); our H&H and Heartland used motor oil collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas.

On January 24, 2022, each of the Company Parties and Safety-Kleen entered into an Asset Purchase Termination Agreement (the “Termination Agreement”) pursuant to which the Sale Agreement was terminated. Pursuant to the terms of the Termination Agreement, the Company agreed to pay a termination fee to Safety-Kleen of $3,000,000. Immediately upon receipt of such termination fee, which the Company paid simultaneously with the execution of the Termination Agreement, the Sale Agreement was terminated and is of no further force or effect, and with no further liability to any party thereunder, other than certain confidentiality obligations of the parties and ongoing liability for any willful or intentional breach of, or non-compliance with, the Sale Agreement.

The description of the Termination Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 1.02 by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On January 25, 2022, the Company issued a press release announcing the termination of the Sale Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated in this Item 7.01 by reference.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K, contains forward-looking statements within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Termination Agreement among Vertex Energy, Inc., Vertex Energy Operating, LLC, Vertex Refining LA, LLC, Vertex Refining OH, LLC, Cedar Marine Terminals, L.P., H & H Oil, L.P., Vertex Recovery, L.P., and Safety-Kleen Systems, Inc. dated as of January 24, 2022
99.1**	Press release dated January 25, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 25, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer